Exhibit 5.1

June 8, 2020

Aeterna Zentaris Inc.
315 Sigma Drive
Summerville, South Carolina 29486

Dear Sirs/Mesdames:

This opinion is furnished to Aeterna Zentaris Inc. (“Aeterna Zentaris” or the “Company”), a corporation incorporated under the federal laws of Canada, in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed on June 8, 2020 by Aeterna Zentaris with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”), relating to 6,177,174 common shares in the capital of the Company (the “Registered Shares”) that are issuable upon the exercise of outstanding unregistered warrants of the Company (the “Warrants”) as follows: (i) 3,325,000 common shares that may be acquired upon the exercise of Warrants that were previously issued by the Company on a private placement basis in September 2019, (ii) 2,608,696 common shares that may be acquired upon the exercise of Warrants that were previously issued by the Company on a private placement basis in February 2020, and (iii) 243,478 common shares that may be acquired upon the exercise of Warrants that were previously issued by the Company as placement agent consideration in February 2020.

For the purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the form of certificate representing the Warrants (the “Warrant Certificate”), and relied upon the certificate of an officer of the Company as to factual matters (the “Officer’s Certificate”), certifying:

(a)	the certificate, articles of incorporation and by-laws of the Company; and

(b)	certain resolutions passed by the board of directors of the Company relating to the Registration Statement, the Warrants and Registered Shares;

and have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

We have relied upon the Registration Statement, the Warrant Certificate and the Officer’s Certificate without independent investigation of the matters provided for therein for the purpose of providing our opinions expressed below. We have not conducted any independent enquiries or investigations in respect of the opinions provided hereunder.

In examining the Officer’s Certificate and in providing our opinions below we have assumed that: all individuals had the requisite legal capacity; all signatures are genuine; all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals; all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; all facts set forth in the Officer’s Certificate are complete, true and accurate.

Our opinions are expressed only with respect to the laws of the Province of Ontario and of the laws of Canada applicable therein.

Our opinions are expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any other person other than the addressee to rely on our opinion.

Where our opinion below refers to the Registered Shares as being “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided. No opinion is expressed as to the adequacy of any consideration received.

Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that, upon exercise of the Warrants in accordance with the terms of the Warrant Certificates, and subject to receipt of the exercise price therefor, the Registered Shares registered under the Registration Statement will be validly issued as fully paid and non-assessable.

This opinion is solely for the benefit of the addressee and not for the benefit of any other person. It is rendered solely in connection with the subject matter to which it relates. It may not be quoted, in whole or in part, or otherwise referred to or used for any purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Stikeman Elliott LLP
Stikeman Elliott LLP